EXHIBIT 8.1

List of Subsidiaries and Affiliated Entities
(As of March 31, 2021)

Subsidiaries and Affiliated Entities(1)		Percentage Attributable to Our Company	Place of Incorporation

1.	CISG Holdings Ltd. (2)	100%	BVI

2.	Minkfair Insurance Management Limited (3)	100%	Hong Kong

3.	CNinsure Holdings Ltd. (4)	100%	BVI& Hong Kong

4.	Fanhua Zhonglian Enterprise Image Planning (Shenzhen) Co., Ltd. (5)	100%	PRC

5.	Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd. (5)	100%	PRC

6.	Fanhua Insurance Sales Service Group Company Limited (6)	100%	PRC

7.	Guangdong Meidiya Investment Co., Ltd. (7)	100%	PRC

8.	Fanhua RONS (Beijing) Technology Co., Ltd. (previously known as Litian Zhuoyue Software (Beijing) Co., Ltd.) (7)	100%	PRC

9.	Beijing Fanlian Investment Co., Ltd. (8)	100%	PRC

10.	Guangzhou Zhongqi Enterprise Management Consulting Co., Ltd. (9)	100%	PRC

11.	Tibet Zhuli Investment Co. Ltd.(9)	100%	PRC

12.	Fanjin Investment Co., Ltd. (9)	100%	PRC

13.	Ying Si Kang Information Technology (Shenzhen) Co., Ltd. (10)	100%	PRC

14.	Sichuan Yihe Investment Co., Ltd.(11)	100%	PRC

15.	Shenzhen Xinbao Investment Management Co., Ltd. (7)	100%	PRC

16.	Fanhua Century Insurance Sales & Service Co., Ltd. (12)	100%	PRC

17.	Shenzhen Baowang E-commerce Co., Ltd. (13)	100%	PRC

18.	Shenzhen Dianlian Information Technology Co., Ltd. (14)	100%	PRC

19.	Fanhua RONS Service Co., Ltd. (14)	100%	PRC

20.	Shenzhen Qunabao Information Technology Co., Ltd. (7)	100%	PRC

21.	Fanhua Yuntong Enterprise Management Advisory (Shenzhen) Co., Ltd. (Previously known as Shenzhen Bangbang Auto Services Co., Ltd.) (7)	100%	PRC

Subsidiaries and Affiliated Entities(1)		Percentage Attributable to Our Company	Place of Incorporation

22.	Guangdong Fanhua Bluecross Health Management Co., Ltd (15)	100%	PRC

Insurance Agencies

23.	Fanhua Lianxing Insurance Sales Co., Ltd. (16)	100%	PRC

24.	Jiangsu Fanhua Lianchuang Insurance Agency Co., Ltd. (15)	100%	PRC

25.	Zhejiang Fanhua Tongchuang Insurance Agency Co., Ltd. (15)	100%	PRC

26.	Liaoning Fanhua Gena Insurance Agency Co., Ltd. (15)	100%	PRC

27.	Shanghai Fanhua Guosheng Insurance Agency Co., Ltd. (15)	100%	PRC

28.	Jiangxi Fanhua Insurance Agency Co., Ltd. (15)	100%	PRC

29.	Hunan Fanhua Insurance Agency Co., Ltd. (17)	55%	PRC

30.	Fujian Fanhua Guoxin Insurance Agency Co., Ltd. (18)	100%	PRC

Insurance Claims Adjusting Segment

31.	Fanhua Insurance Surveyors & Loss Adjustors Co., Ltd. (19)	44.7%	PRC

32.	Shanghai Fanhua Teamhead Insurance Surveyors & Loss Adjustors Co., Ltd. (20)	44.2%	PRC

33.	Shenzhen Fanhua Training Co., Ltd. (21)	44.7%	PRC

34.	Shenzhen Fanhua Software Technology Co., Ltd. (21)	44.7%	PRC

35.	Shenzhen Huazhong United Technology Co., Ltd. (22)	44.7%	PRC

36.	Suzhou Junzhou Healthcare Management Co. Ltd. (23)	44.7%	PRC

37.	Guangzhou Suiyuan Insurance Surveyors & Loss Adjustors Co., Ltd. (24)	100%	PRC

Affiliated Entities

1.	Puyi Inc.(25)	4.5%	PRC

2.	CNFinance Holdings Limited(26)	18.5%	CI

3.	Shanghai Teamhead Automobile Surveyors Co., Ltd. (27)	17.7%	PRC

(1)	The official names of those companies registered in PRC are in Chinese. The English translation is for reference only.

(2)	100% of the equity interests in this company are held directly by Fanhua Inc.

(3)	100% of the equity interests in this company are held directly by CISG holdings Ltd.

(4)	100% of the equity interests in this company are held directly by Minkfair Insurance Management Limited.

(5)	100% of the equity interests in this company are held directly by CNinsure Holdings Ltd.

(6)	We beneficially own 100% equity interests in this Company, of which 7.2%, 10.8% and 82% of the equity interests in this company are held by Fanhua Zhonglian Enterprise Image Planning (Shenzhen) Co., Ltd., Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd and Tibet Zhuli Investment Co. Ltd., respectively.

(7)	100% of the equity interests in these companies are held directly by Fanhua Insurance Sales Service Group Company Limited.

(8)	100% of the equity interests in this company are held directly by Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd.

(9)	100% of the equity interests in this company are held directly by Beijing Fanlian Investment Co., Ltd.

(10)	100% of the equity interests in this company are held directly by Litian Zhuoyue Software (Beijing) Co., Ltd.

(11)	We beneficially own 100% equity interests in this company, of which 39.14%, 40.86% and 20% of the equity interests in this company are held by Fanhua Zhonglian Enterprise Image Planning (Shenzhen) Co., Ltd., Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd. and Fanhua Insurance Sales Group Company Limited, respectively.

(12)	100% of the equity interests in this company are held directly by Shenzhen Xinbao Investment Management Co., Ltd.

(13)	100% of the equity interests in this company are held directly by Fanhua Century Insurance Sales & Service Co., Ltd.

(14)	100% of the equity interests in these companies are held directly by Tibet Zhuli Investment Co., Ltd.

(15)	100% of the equity interests in each of these companies are held directly by Fanhua Lianxing Insurance Sales Co., Ltd.

(16)	We beneficially owned 100% of the equity interests in this company, of which 99% of the equity interests in this company are held directly by Fanhua Insurance Sales Service Group Company Limited., Ltd. and the remaining 1% by Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd.

(17)	55% of the equity interests in this company are held directly by Fanhua Lianxing Insurance Sales Co., Ltd.

(18)	100% of the equity interests in this company are held directly by Fanhua Insurance Sales Service Group Company Limited. It is in the process of cancelling its business license upon completion of transferring its business operations to the Fujian branch of Fanhua Lianxing Insurance Sales Co., Ltd.

(19)	44.7% of the equity interests in the company are held directly by Guangdong Meidiya Investment Co., Ltd.

(20)	99% of the equity interests in this company are held directly by Fanhua Insurance Surveyors & Loss Adjustors Co., Ltd.

(21)	100% of the equity interests in each of these companies are held directly by Fanhua Insurance Surveyors & Loss Adjustors Co., Ltd., in which we beneficially own 44.7% of the equity interests.

(22)	100% of the equity interests in the company are held directly by Shenzhen Fanhua Software Technology Co., Ltd., in which we beneficially own 44.7% of the equity interests.

(23)	100% of the equity interests in the company are held directly by Shenzhen Huazhong United Technology Co., Ltd., in which we beneficially own 44.7% of the equity interests.

(24)	99.99% of the equity interests in this company are held directly by Fanhua Insurance Sales Service Group Company Limited, and the remaining 0.01% are held by an individual on behalf of the Company.

(25)	We directly own 4.5% of the equity interests in this company.

(26)	We directly own 18.5% of the equity interests in this company.

(27)	40% of the equity interests in this company are held directly by Shanghai Fanhua Teamhead Surveyors & Loss Adjustors Co., Ltd., in which we beneficially own 44.2% of the equity interests.